STANDARD FORM OF LOFT LEASE The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 25th                                          day of January                                        2005                                       , between TOWER 39 ASSOCIATES LLC c/o NEWMARK & CO. REAL ESTATE, INC., HAVING AN OFFICE AT 125 PARK AVANUE, NEW YORK, NY 10017
party of the first part, hereinafter referred to as OWNER, and PLATINUM IT CONSULTING, INC,. A DELAWARE CORPORATION HAVING AN OFFICE AT 125 PARK AVENUE, NEW YORK, NY 10017

party of the second part, hereinafter referred to as TENANT,

Witnesseth:                Owner hereby leases to Tenant and Tenant hereby hires from Owner ENTIRE 18TH FLOOR AS PER PLAN ATTACHED HERETO in the building known as 589 8TH AVENUE, NEW YORK, NY 10018
in the Borough of MANHATTAN                         , City of New York, for the term of  FIVE (5) YEARS AND THREE (3) MONTHS

(or until such term shall sooner cease and expire as hereinafter provided) to commence on the
1st                   day of MARCH                                           nineteen hundred and TWO THOUSAND AND FIVE            , and to end on the 31ST                                    day of MAY TWO THOUSAND AND TEN
and both dates inclusive, at an annual rental rate of SEE ARTICLE #43 which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first                                           monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner’s predecessor in interest, Owner may at Owner’s option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:	1. Tenant shall pay the rent as above and as hereinafter provided.
Occupancy:	2. Tenant shall use and occupy demised premises for GENERAL AND EXECUTIVE OFFICES provided such use is in accordance with the certificate of occupancy for the building, if any, and for no other purpose.

Alterations:

3. Tenant shall make no changes in or to the demised premises of any nature without Owner’s prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant’s expense, may make alterations, installations, additions or improvements which are nonstructural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises using contractors or mechanics first approved in each instance by Owner. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approval and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry and will cause Tenant’s contractors and sub-contractors to carry such workman’s compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic’s lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant’s expense, by payment or filing the bond required by law or otherwise. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant’s behalf shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner’s right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant’s expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant’s removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant’s removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner’s property or removed from the premises by Owner, at Tenant’s expense.

Repairs:

4. Owner shall maintain and repair the exterior of and the public portions of the building. Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities (if the demised premises encompass the entire floor of the building) and the windows and window frames and, the fixtures and appurtenances therein and at Tenant’s sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by or resulting from the carelessness, omission, neglect or improper conduct of Tenant, Tenant’s servants, employees, invitees, or licensees, and whether or not arising from such Tenant conduct or omission, when required by other provisions of this lease, including Article 6. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Owner at the expense of Tenant, and the expenses thereof incurred by Owner shall be collectible, as additional rent, after rendition of a bill or statement therefore. If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice, Owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant’s servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any set off or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of any action for damages for breach of contract. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.

Window Cleaning:

5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of  Law,  Fire Insurance:

6. Prior to the commencement of the lease term if, Tenant is then in possession, and at all times thereafter Tenant shall, at Tenant’s sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, or the Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant’s use or manner of use thereof, or, with respect to the building, if arising out of Tenant’s use or manner of use of the demised premises of the building (including the use permitted under the lease). Except as provided in Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Owner’s judgement, to absorb and prevent vibration, noise and annoyance.

Subordination:

7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Tenant’s Liability Insurance Property Loss, Damage, Indemnity:

8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner’s own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney’s fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant’s agents, contractors, employees, invitees or licensees. Tenant’s liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner’s right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, or 30 days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Owner’s rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant.  Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control. After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and movable equipment, furniture, and other property. Tenant’s liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant’s occupancy.  (e) Nothing contained herein above shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner’s obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term and provided further such claim does not reduce Owner’s award.

Assignment, Mortgage, Etc.:

11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:

12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:

13. Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building or which Owner may elect to perform in the premises after Tenant’s failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided, wherever possible, they are within walls or otherwise concealed. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants and may, during said six months period, place upon the demised premises the usual notices “To Let” and “For Sale” which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom. Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant’s obligation hereunder.

Rider to be added if necessary.

Vault, Vault Space, Area:

14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

Occupancy:

15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner’s work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business, Tenant shall be responsible for and shall procure and maintain such license or permit.

Bankruptcy:

16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.

(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default:

17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted “or if this lease be rejected under §235 of Title 11 of the U.S. Code (bankruptcy code);” or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall make default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder or failed to move into or take possession of the premises within thirty (30) days after the commencement of the term of this lease, of which fact Owner shall be the sole judge; then in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced during such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days’ notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:

18. In case of any such default, re-entry, expiration  and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant’s liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys’ fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner’s option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner’s sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses:

19. If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, after notice if required and upon expiration of any applicable grace period if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney’s fees, in instituting, prosecuting or defending any action or proceedings, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations and Management:

20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner’s imposition of any controls of the manner of access to the building by Tenant’s social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations by Owner:

21. Neither Owner nor Owner’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises or the building except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same “as is” on the date possession is tendered and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or if Owner has not completed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner’s inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that Owner is able to deliver possession in the condition required by this lease. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/ or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in page one of this lease. The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Owner by the payor of such rent or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury:

26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant’s use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4 except for statutory mandatory counterclaims.

Inability to Perform:

27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures or other materials if Owner is prevented or delayed from doing so by reason of strike or labor troubles or any cause whatsoever beyond Owner’s sole control including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices:

28. Except as otherwise in this lease provided, a bill statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Water Charges:

29. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which fact Tenant constitutes Owner to be the sole judge) Owner may install a water meter and thereby measure Tenant’s water consumption for all purposes. Tenant shall pay Owner for the cost of the meter and the cost of the installation, thereof and throughout the duration of Tenant’s occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cast and expense in default of which Owner may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant, as additional rent. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and on default in making such payment Owner may pay such charges and collect the same from Tenant, as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the demised premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system. If the building or the demised premises or any part thereof is supplied with water through a meter through which water is also supplied to other premises Tenant shall pay to Owner, as additional rent, on the first day of each month, % ($ 65.00) of the total meter charges as Tenant’s portion. Independently of and in addition to any of the remedies reserved to Owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to be paid by Tenant or paid by Owner for any of the reasons or purposes hereinabove set forth.

Sprinklers:

30. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant’s business, or the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant’s expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Owner as additional rent the sum of $ 65.00,on the first day of each month during the term of this lease, as Tenant’s portion of the contract price for sprinkler supervisory service.

Elevators, Heat, Cleaning:

31. As long as Tenant is not in default under any the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall: (a) provide necessary passenger elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (b) if freight elevator service is provided, same shall be provided only on regular business days Monday through Friday inclusive, and on those days only between the hours of 9 a.m. and 12 noon and between 1 p.m. and 5 p.m.; (c) furnish heat, water and other services supplied by Owner to the demised premises, when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (d) clean the public halls and public portions of the building which are used in common by all tenants. Tenant shall, at Tenant’s expense, keep the demised premises, including the windows, clean and in order, to the reasonable satisfaction of Owner, and for that purpose shall employ the person or persons, or corporation approved by Owner. Tenant shall pay to Owner the cost of removal of any of Tenant’s refuse and rubbish from the building. Bills for the same shall be rendered by Owner to Tenant at such time as Owner may elect and shall be due and payable hereunder, and the amount of such bills shall be deemed to be, and be paid as, additional rent. Tenant shall, however, have the option of independently contracting for the removal of such rubbish and refuse in the event that Tenant does not wish to have same done by employees of Owner. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building. Owner reserves the right to stop service of the heating, elevator, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements or improvements, in the judgment of Owner desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. If the building of which the demised premises are a part supplies manually operated elevator service, Owner may proceed diligently with alterations necessary to substitute automatic control elevator service without in any way affecting the obligations of Tenant hereunder.

Space to be filled in or deleted.

Security:

        32. Tenant has deposited with Owner the sum of $ 35,644.56 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the reletting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Captions:

        33. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions:

        34. The term “Owner” as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning. The term “rent” includes the annual rental rate whether so expressed or expressed in monthly installments, and “additional rent.” “Additional rent” means all sums which shall be due to Owner from Tenant under this lease, in addition to the annual rental rate. The term “business days” as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring:

        35. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

        36. Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner’s agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass:

        37. Owner shall replace, at the expense of the Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Owner may insure, and keep insured, at Tenant’s expense, all plate and other glass in the demised premises for and in the name of Owner. Bills for the premiums therefor shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid, as additional rent.

Estoppel Certificate:

        38. Tenant, at any time, and from time to time, upon at least 10 days’ prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

Directory Board Listing:

        39. If, at the request of and as accommodation to  Tenant, Owner shall place upon the directory board in the lobby of the building, one or more names of persons other than Tenant, such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such person or persons.

Successors and Assigns:

        40. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner’s estate and interest in the land and building for the satisfaction of Tenant’s remedies for the collection of a judgement (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant’s use and occupancy of the demised premises.

Space to be filled in or deleted.

SEE RIDERS ATTACHED HERETO AND MADE A PART HEREOF

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:
TOWER 39 ASSOCIATES LLC

BY:	[L.S]

Witness for Tenant
PLATINUM IT CONSULTING, INC,

BY:	[L.S]

ACKNOWLEDGEMENTS

CORPORATE TENANT
STATE OF NEW YORK,          ss.:
County of

On this         day of         ,         , before me personally came                                  to me known, who being by me duly sworn, did depose and say that he resides in         that he is the             of                 the corporation described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

INDIVIDUAL TENANT
STATE OF NEW YORK,        ss.:
County of

On this         day of         ,         , before me personally came             to be known and known to me to be the individual described in and who, as TENANT, executed the foregoing instrument and acknowledged to me that             he executed the same.

IMPORTANT - PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND
MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 36.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant’s expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown from die demised premises any dirt or other substances into any of the corridors of halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and or vibrations, or interfere in any way, with other Tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease of which these Rules and Regulations are a part.

9. No Tenant shall obtain for use upon the demised premises ice, drinking water, towel and other similar services, or accept barbering or bootblacking services in the demised premises, except from persons authorized by Owner, and at hours and under regulations fixed by Owner. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons. Notwithstanding the foregoing, Owner shall not be required to allow Tenant or any person to enter or remain in the building, except on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner’s opinion, tends to impair the reputation of the building or its desirability as a loft building, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, or explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

13. Tenant shall not use the demised premises in a manner which disturbs or interferes with other Tenants in the beneficial use of their premises.

Address 589 8TH AVENUE, NEW YORK, NY 10018

Premises ENTIRE 18TH FLOOR

TOWER 39 ASSOCIATES LLC
TO
PLATINUM IT CONSULTING

STANDARD FORM OF

Loft Lease

The Real Estate Board of New York, Inc.
© Copyright 1994. All rights Reserved.
Reproduction in whole or in part prohibited.

Dated JANUARY 25 2005

Rent Per Year SEE ARTICLE #43

Rent Per Month SEE ARTICLE #43

Term FIVE (5) YEARS AND THREE (3) MONTHS
From MARCH 1, 2005
To MAY 31, 2010

Drawn by ______________________________
Checked by ____________________________
Entered by _____________________________
Approved by___________________________

41. Electric

The Landlord shall supply electric current to the demised premises on a submetered basis and the Tenant shall pay the Landlord or the Landlord’s designated agent, as additional rent for the supplying of electric current on a submetered basis, at the rate the Landlord pays the Public Utility plus Twelve (12%) Percent. The rate is defined as including energy charges, demand charges, fuel adjustment charges, rate adjustment charges, sales taxes where applicable, and/or any other factors used by the public utility in computing its charges to the Landlord, applied to the kilowatt hours purchased by Landlord during a given bill period. Where more than one meter measures the service of Tenant, the service rendered through each meter may be computed and billed separately in accordance with the rates herein. Bills therefor shall be rendered at such times as Landlord may elect and the amount shall be deemed to be, and be paid as, additional rent. In the event that such bills are not paid within five (5) days after the same are rendered, Landlord may, without further notice, discontinue the service of electric current to demised premises without releasing Tenant from any liability under this lease and without Landlord or Landlord’s agent incurring any liability for any damage or loss sustained by Tenant by such discontinuance of service. At the option of Landlord, Tenant also agrees to purchase from Landlord or its agent all lamps or bulbs used in the demised premises and to pay for cost of installation thereof. Landlord shall not in any wise be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements. In the event that in the Landlord’s sole judgment the Tenant’s electrical requirements necessitate the installation of any additional riser, risers or other proper and necessary equipment in connection with the Tenant’s electrical requirements, the same shall be installed by the Landlord at the Tenant’s sole expense. Rigid conduit only will be allowed. Tenant agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the building or the risers or wiring installations. It is further agreed by Tenant that all of the aforesaid costs and expenses are chargeable and collectible as additional rent and shall be paid by Tenant to Landlord within five (5) days after rendition of any bill or statement to Tenant therefor. Landlord may discontinue any of the aforesaid services upon thirty (30) days notice to Tenant without being liable to Tenant therefor or without in any way affecting this lease or the liability of Tenant hereunder or causing a diminution of rent and the same shall not be deemed to be a lessening or diminution of services within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issue. In the event Landlord gives such notice of discontinuance Landlord shall permit Tenant to receive such service direct from the public utility corporation upon condition that the Tenant shall at its sole expense entirely segregate the Tenant’s electrical system so that the same is in no way dependent upon or connected to the circuits or distribution facilities of the Landlord or any other Tenant and that upon vacating the demised premises, Tenant will restore at its sole expense same to the condition existing prior to such segregation. Tenant shall make no electrical installations, alterations, additions or changes to electrical equipment or appliances without the prior written consent of the Landlord in each instance, which consent will not unreasonably be withheld. Tenant will comply with the General Rules, Regulations, Terms and Conditions applicable to Service, Equipment, Wiring and Changes in Requirements in accordance with the requirements of the public utility supplying electricity to the building in the same manner as if the Tenant was serviced directly by such utility. If any tax is imposed upon Landlord’s receipt from the sale or resale of electrical energy or gas or telephone service to Tenant by any Federal, State or Municipal Authority, Tenant agrees that, where permitted by law, Tenant’s pro-rata share of such taxes shall be passed on to, and included in the bill of, and paid by, Tenant to Landlord.

42. ESCALATION-INCREASE IN REAL ESTATE TAXES

The parties hereto, recognizing the sharp increase in taxes and other expenses, and anticipating the continuation to such pattern, desire to set forth a fair and equitable method of defraying and absorbing such increases between Landlord and Tenant. Tenant, therefore, agrees to pay Landlord, as additional rent, its share of any such increase as follows:

A. As used in this Article, the following definitions shall apply:

1. “Taxes” as used herein shall mean the aggregate of the following items: (a) real estate taxes, (b) assessments (including without limitation, assessments for public improvements or benefits whether or not commenced or completed during the term of this lease, and (c) any tax or assessment levied, assessed or imposed against such land and/or Building or the rents or profits therefrom or any other charge or levy made by a taxing authority to the extent that the same shall be in lieu of all or any portion of any item set forth herein.

2. “Base Year” shall mean the Calendar year commencing January 1, 2005 and ending December 31, 2005.

3. “Base Tax” shall mean the amount of Taxes, as finally determined, payable by Landlord during the Base Year.

4. “Tenant’s Proportionate Share” shall be 4.25% of any increase in Taxes over the Taxes in the Base Year. Such share has been calculated uniformly throughout the building.

B. Tenant covenants and agrees to pay, in each and every fiscal year commencing July 1 and ending June 30 during the term of this lease and any and all renewals, extensions and modifications thereof, Tenant’s Proportionate Share.

C. Tenant’s Proportionate Share shall be due and payable within ten (10) days after Landlord shall have delivered to Tenant a statement setting forth the amount of Tenant’s Proportionate Share and the basis therefor. Bills for such Taxes shall be sufficient evidence of amount, for the purpose of calculating Tenant’s Proportionate Share. In the event Tenant fails to pay Tenant’s Proportionate Share when due, the Landlord shall be entitled, with respect thereto, to any and all remedies to which Landlord may be entitled under this lease for default in the payment of rent. The failure of Landlord to bill Tenant for Tenant’s Proportionate Share in any fiscal year shall not prejudice the right of Landlord to subsequently bill Tenant for such fiscal year or any subsequent fiscal year.

D. In the event Base Tax is reduced as a result of any appropriate proceeding, such reduced liability as finally fixed shall be regarded as the Base Tax and Landlord shall have the right to adjust the amount due from Tenant in any year in which Tenant is or was obligated to pay Tenant’s Proportionate Share, and Tenant agrees to pay the amount of such adjustment on the rent installment day next following receipt of a written statement from Landlord setting forth the amount and basis of such adjustment. In the event Landlord shall receive a refund of Taxes for any year during which Tenant has paid Tenant’s Proportionate Share, as above provided, the proceeds of such refund, less reasonable legal fees actually paid and other expenses incurred in collecting the same, shall be applied and allocated to the periods for which the refund was obtained and appropriate adjustment shall be made between Landlord and Tenant.

E. With respect to any period at the expiration of the term of this lease which shall constitute a partial fiscal year, Landlord’s statement shall apportion the amount due hereunder. The obligation of Tenant, with respect to Tenant’s Proportionate Share applicable for the last year of the term of this lease, or part thereof, shall survive the expiration, or sooner termination, of the term of this lease.

43. Annual Rental

Tenant warrants, covenants and agrees to pay rent to the Landlord in advance on the first day of each and every month as follows:

$103,500.00 per annum,	$8,625.00 per month,	3/1/05-2/28/06
$106,087.50 per annum,	$8,840.63 per month,	3/1/06-2/28/07
$108,739.69 per annum,	$9,061.64 per month,	3/1/07-2/29/08
$111,458.18 per annum,	$9,288.18 per month,	3/1/08-2/28/09
$114,244.63 per annum,	$9,520.39 per month,	3/1/09-2/28/10
$117,100.75 per annum,	$9,758.40 per month,	3/1/10-5/31/10

44. ESCALATION-UTILITY INCREASES

A. For the purposes of this Article only, the following words and terms shall have the following meanings:

l-“Fuel Cost” shall mean Landlord’s actual out-of-pocket cost for all fuel (including, but not limited to, oil, steam, gas and coal) delivered to the Building for its use.

2-“Utility Cost” shall mean the Fuel Cost.

3-“Base Year” shall mean the calendar year 2005.

4-“Comparison Year” shall mean the twelve (12) month period commencing on the first (lst) day of the calendar month immediately following the end of the Base Year and each successive twelve (12) month period in which occurs any part of the term of this Lease.

5-“Tenant’s Share” shall mean 4.25%.

B. If the Utility Cost for any Comparison Year exceeds the Utility Cost for the Base Year, Tenant shall pay to Landlord, as additional rent, Tenant’s share of the excess. Such additional rent shall be due and payable within twenty (20) days after Landlord shall have furnished Tenant with the statement provided for in Paragraph C of this Article. Tenant’s obligation to pay the amount herein provided for shall survive the expiration or earlier termination of this Lease. The amount due and payable by Tenant for any partial Comparison Year shall be appropriately prorated.

C. After the Base Year, Landlord shall furnish Tenant with a statement of the Base Year Utility Cost. Thereafter, Landlord shall furnish to Tenant a statement of the Utility Cost (the “Utility Statement”) for each Comparison Year and a computation of the amounts payable by Tenant pursuant to Paragraph B, D and E of this Article.

D. During the first Comparison Year, Tenant shall pay to Landlord, on account of the amount due and payable by Tenant pursuant to this Article, Tenant’s Share of the quotient obtained by dividing ten (10%) percent of the Base Year Utility Cost by twelve (12). Such payments shall be deferred until Landlord furnishes Tenant with a statement of the Base Year Utility Cost, whereupon Tenant shall promptly pay all deferred payments and commence such payments. During each succeeding Comparison Year, Tenant shall pay to Landlord, on account of the amount due and payable by Tenant pursuant to Paragraph B of this Article, one-twelfth (1/12) of Tenant’s Share of the Utility Cost for the prior Comparison Year, plus an additional ten (10%) percent of such one twelfth (1/12/). However, until Landlord furnishes Tenant with the applicable Utility Statement for the preceding Comparison Year, Tenant shall continue to pay to Landlord the amount of the monthly payment due and payable pursuant to this Paragraph D during the last calendar month of the preceding Comparison Year, plus an additional ten (10%) percent of such amount.

E. If the payments made by Tenant pursuant to Paragraph D of This Article for a Comparison Year exceed the amount payable to Landlord for such Comparison Year pursuant to Paragraph B of this Article, such excess shall, at the option of the Landlord, either be paid to Tenant or be credited (without interest) against the next ensuing payments of Rent, except that if no such payments shall be due or becoming due, such excess shall be paid (without interest) by Landlord to Tenant. If the amount payable by Tenant for such Comparison Year pursuant to Paragraph B of this Article exceeds the payments made by Tenant pursuant to Paragraph D of this Article, Tenant shall pay the difference within ten (10) days after the Landlord furnishes Tenant with a Utility Statement for such Comparison Year.

45. It is specifically understood and agreed that this Lease is offered to Tenant for signature by the Managing Agent of the building solely in its capacity as such agent and subject to Landlord’s acceptance and approval, and that Tenant shall have affixed its signature hereto with the understanding that such act shall not in any way bind Landlord or its Agent until such time as this Lease shall have been approved and executed by Landlord or its agent and delivered to Tenant.

46. Whenever Tenant shall submit to Landlord any plan, agreement, or other document for Landlord’s consent or approval, and Landlord shall require the expert opinion of Landlord’s counsel or architect as to the form or substance thereof, Tenant agrees to pay the reasonable fee of such architect and/or such counsel for reviewing the said plan, agreement, or document.

47. In the event the rent or any part thereof provided to be paid by Tenant under the provisions of this Lease during the demised term shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any Federal, State, County or City Law, order or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules, code, or regulations of any organization or entity formed pursuant to law, whether such organization or entity be public or private, then Landlord, at its option, may at any time thereafter terminate this lease, by not less than thirty (30) days’ written notice to Tenant on a date set forth in said notice, in which event this lease and the term hereof shall terminate and come to an end on the date fixed in said notice as if the said date were the date originally fixed herein for the termination of the demised term. Landlord shall not have the right to so terminate this lease if Tenant within such period of thirty (30) days shall in writing lawfully agree that the rental herein reserved is a reasonable rental and agree to continue to pay said rental, and if such agreement by Tenant shall then be legally enforceable by Landlord. Tenant agrees, within ten (10) days after demand by Landlord to execute any such agreement.

48. Tenant acknowledges that possession of the demised premises must be surrendered to Landlord at the expiration or sooner termination of the term of this lease. Tenant agrees to indemnify and save Landlord harmless against costs, claims, loss or liability resulting from delay by Tenant in so surrendering the demised premises, including, without limitation, any claims made by any succeeding Tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely to surrender possession of the demised premises as aforesaid will be extremely substantial, will exceed the amount of monthly rent theretofore payable hereunder, and will be impossible of accurate measurement. Tenant therefore agrees that if possession of the demised premises is not surrendered to Landlord within seven (7) days after the date of the expiration or sooner termination of the term of this lease, then Tenant agrees to pay Landlord as liquidated damages for each month and for each portion of any month during which Tenant holds over in the premises after expiration or termination of the term of this lease, a sum equal to three times the average rent and additional rent which was payable per month under this lease during the last six months of the term thereof. The aforesaid provisions of this article shall survive the expiration or sooner termination of the term of this lease.

49. If Landlord, as a result of a default by Tenant of any of the provisions of this lease, including the covenants to pay rent and/or additional rent, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney’s fees, in instituting, prosecuting or defending any action or proceeding, such sums so paid or obligations so incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within five (5) days of rendition of any bill or statement to Tenant therefore, and if Tenant’s lease term shall have expired at the time of making such expenditure or incurring such obligations, such sum shall be recoverable by Landlord as damages.

50. Where, after the demised premises or a part have been damaged by fire or other casualty, Landlord has elected not to terminate this lease, Tenant shall cooperate with Landlord’s restoration by removing from the premises as promptly as reasonably possible, all Tenant’s salvageable inventory and moveable equipment, furniture and other property. Tenant’s liability for rent shall resume five (5) days after Landlord’s restoration work shall have been substantially completed.

51. Notwithstanding anything to the contrary provided in this lease, regardless of the nature or ground of any summary proceeding brought by the Landlord to recover possession of the demised premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding. Nothing herein shall be deemed to prohibit Tenant from bringing a separate action against Landlord on account of any claim which Tenant may have against Landlord, provided however, that Tenant agrees that Tenant, in the prosecution of any such claim shall make no motion or otherwise request any court in which such claim is sought to be asserted, to join any such claim and any proceeding instituted by Landlord to recover possession of the demised premises in any trial, or make any motion to otherwise seek to have any such proceeding instituted by Landlord and any action or proceeding commenced by Tenant by reason of such claim of Tenant tried simultaneously in any court.

52. Tenant acknowledges that Tenant has been advised that all checks sent to Landlord for payment of rent or other charges hereunder are usually deposited to a “Lock Box” in Landlord’s bank and are automatically processed by such bank. If such check is made by someone other than Tenant, and is so processed by the bank, it shall be deemed to be payment for the account of the Tenant herein and shall not be deemed to be a recognition or acceptance of the maker of such rent as Tenant, Assignee of this lease or Subtenant hereunder nor as a consent by the Landlord to an assignment or subletting by the Tenant to such maker, or as a modification of the provisions of this lease.

53. Any rent, additional rent, fees, charges or expenses hereunder shall be paid by Tenant pursuant to the terms of this lease. However, in the event that Tenant is in default in payment of any rent, additional rent, fees, charges or expenses, Landlord shall have the right to apply any payment received from Tenant hereunder, regardless of any annotation or demand for specific application on the part of Tenant, to any rent, additional rent, fees, charges or expenses which are in arrears. The application of the payment shall be made in the sole discretion of Landlord, so long as the payment is applied to the payment of money due and owing by Tenant to Landlord hereunder.

54. Tenant hereby agrees to save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property, while on the demised premises or the building arising from, related to, or connected with the conduct and operating of Tenant’s business in the demised premises or caused by actions of Tenant, its agents, servants and contractors. Tenant shall maintain in responsible companies approved by Landlord, liability insurance with contractual liability endorsement covering the aforesaid indemnity, insuring Landlord and Tenant (as their interests may appear) against all claims, demands or actions for personal injury or ‘ death or property damage in an amount of not less than $1,000,000 for any one occurrence made by or on behalf of any person or persons, firm or corporation, arising from, related to, or connected with the conduct and operating of Tenants business in the demised premises, or caused by actions of Tenant, its agents, servants and contractors.

Said insurance shall be carried in favor of Landlord and Tenant, as their respective interests may appear, shall be in form satisfactory to Landlord and shall provide that it shall not be subject to cancellation, termination or change except after at least 30 days’ prior written notice to Landlord, and the policy or policies, or duly executed certificate or certificates for the same, together with satisfactory evidence of the payment of the premium thereon, shall be deposited with Landlord before the commencement of the term of the lease and upon renewals of such policies not less than 30 days prior to the expiration of the term of such coverage. If Tenant fails to comply with each and every requirement of this Article #54 (including, without limitation, those as to policy provisions), Landlord may obtain such insurance and keep the same in effect, and Tenant shall pay Landlord the premium cost thereon upon demand as additional rent, but, notwithstanding the foregoing, should Tenant fail to comply with each and every requirement of this Article #54 and thereby Landlord suffers any injury, loss, claim, or damage for whatever reason which it would not have suffered if Tenant had so complied, Tenant shall be liable to Landlord in the amount of the injury loss, claim, or damage so suffered which would not have been suffered if Tenant had so complied.

55. Anything herein contained to the contrary notwithstanding. Landlord shall not unreasonably withhold consent to an assignment of this lease or to a subletting of all or a portion of the premises which shall not exceed 40% of the entire premises, provided that:

A. INTENTIONALLY DELETED

B. Tenant agrees to pay a commission computed in accordance with the commission rates of Newmark & Co. Real Estate, Inc. then in effect, to Newmark & Co. should Newmark procure a subtenant or assignee.

C. Any Such assignment or subletting shall be made solely upon the following terms and conditions:

1. (a) No subletting or assignment shall be effective unless and until Tenant shall have given Landlord at least thirty (30) days’ prior written notice of such proposed bona fide assignment or subletting. The parties agree that Landlord shall thereupon have the option, exercisable by written notice within thirty (30) days after receipt of the notice from Tenant to terminate this lease effective as of the commencement date of the term of such proposed assignment or subletting. If Landlord shall so terminate this lease, then Tenant shall vacate and surrender the demised premises to Landlord on or before the date fixed in the Landlord’s termination notice.

(b) In the event Landlord shall elect not to terminate this lease pursuant to the provisions of this Article, Landlord shall have the right, upon five (5) days’ prior written notice to Tenant, to require Tenant thereafter to pay to Landlord a sum equal to (i) 50% of any rent or other consideration paid to Tenant by any subleases which is in excess of the rent then being paid by Tenant to Landlord pursuant to the terms hereof after deducting any rent concession given by Tenant to subtenant, and (ii) and other profit or gain realized by Tenant from any such subletting or assignment. All sums payable hereunder by Tenant shall be paid to Landlord as additional rent immediately upon receipt thereof by Tenant.

2. At least twenty (20) days prior to the commencement of the term of any such proposed subletting and at least ten (10) days prior to the effective date of any such proposed assignment, Tenant shall deliver to Landlord a statement containing the name and address of the proposed sublessee or assignee and a copy of sublease or assignment.

3. There shall be no default by Tenant under and of the terms, covenants and conditions of the lease at the time that Landlord’s consent to any such subletting or assignment is requested and on the date of the commencement of the term of any such proposed sublease or the effective date of any such proposed assignment.

4. Upon receiving Landlord’s written consent a duly executed copy of the sublease or assignment shall be delivered to Landlord within ten (10) days after execution thereof. Any such sublease shall provide that the sublessee shall comply with all applicable terms and conditions of this lease to be performed by the Tenant hereunder. Any such assignment of lease shall contain an assumption by the assignee of all the terms and obligations of this lease to be performed by the Tenant.

5. In the event that Landlord grants its consent to sublease or assignment of the lease it is agreed that the base rent for the balance of the lease term and renewal option period if any is increased by 10% per annum payable monthly starting with the first month rent due after granting consent to the assignment. The 10% increase because of assignment shall also apply to each and every additional assignment granted. Any change in the corporate offices and stockholders must be reported to the Landlord together with their names and addresses and this shall be deemed an assignment within the terms of this paragraph requiring the Landlord consent and subject to the charge of 10% increase in the base rent. All additional rents shall continue to be payable in addition to the increased base rent as provided in the lease.

6. In the event of an assignment of the Lease which is approved by Landlord as provided for herein, the Tenant shall be released from further liability under the Lease provided the assignee’s net worth is either equal to or greater than the Tenant’s at the time of the assignment.

7. Notwithstanding anything to the contrary contained herein, Tenant may assign this lease, or sublease the entire premises without Landlord’s consent but upon written notice to Landlord, to any corporation or other entity which controls, is controlled by or is under common control with Tenant, including, without limitation, any parent or operating subsidiary of Tenant or subsidiary of any parent of Tenant, or to any corporation or other entity resulting from the merger or consolidation with Tenant or with which Tenant may consolidate or merge, or to any person or entity which acquires all or substantially all of the assets of Tenant and which have at least equal net worth of Tenant herein immediately prior to such transaction.

D. Anything herein contained to the contrary notwithstanding:

1. Tenant shall not advertise or list its space for assignment or subletting at a rental rate lower than the rental rate then being paid by Tenant to Landlord. Any proposed assignment or subletting agreement shall be at a rental rate no less than the rental rate then being paid by Tenant to Landlord.

2. The transfer of a majority of the issued and outstanding capital stock of any corporate tenant of this lease or a majority of the total interest in any partnership Tenant whether effected by operation of law or otherwise shall be deemed an assignment of this lease.

3. No assignment or subletting shall be made:

(a) To any person or entity which shall at that time be a Tenant, subtenant or other occupant of any part of the building of which the demised premises form a part:

(b) Until Tenant shall have been in possession of the demised premises for at least one (1) year after the date on which rent commences pursuant to the terms of this lease:

(c) By the legal responsibilities of the Tenant or by any person to whom the Tenant’s interest under this lease passes by operation of law; and

(d)  To any person or entity for the conduct of a business which is not in keeping with the standard for and general character of the building of which the demised premises form a part, or to any person or entity for the conduct of a business which is not the same type of business as conducted by the Tenant in the demised premises.

4. No other or further assignment or subletting shall be made except in compliance with the provisions of this Article.

56. ENVIRONMENTAL LAW PROVISION

A. Definitions

(1) “Environmental Law” shall mean any and all federal, state and local statutes, laws, regulations, ordinances, codes, licenses and permits relating to toxic and hazardous substances or air or water quality, including, but not limited to, the Clean Air Act, the Hazardous Materials Transportation Act, the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, compensation and Liability Act, the Toxic Substances Control Act, the Superfund Amendments and Reauthorization Act, the New York Environmental Conservation Law and New York City Local Laws 70 and 76.

(ii) “Hazardous Materials” shall mean any and all hazardous or toxic materials, substances, pollutants, contaminants and wastes and all elements and compounds, including but not limited to, ambient air and water, subject to any Environmental Law.

B. Representation, Warranties and Covenants

The Tenant represents, warrants and covenants as follows:

(i) Tenant will not use or permit others to use Hazardous Materials at of affecting the demised premises in any manner which fails to comply with any Environmental Law;

(ii) Tenant will keep or cause the demised premises to be kept free of Hazardous Materials except in compliance with any and all Environmental Laws;

(iii) Tenant will comply with and will ensure compliance by all operators and occupants of the demised premises with all applicable Environmental Laws;

(iv) Tenant will obtain and comply with all permits, certificates, licenses and other consents and approvals with respect to the demised premises and/or the conduct of any business thereat or related thereto required by any and all Environmental Laws;

(v) Tenant will promptly notify the Landlord of any failure to comply with any Environmental Law at or affecting the demised premises or any fact or any condition which, if not remedied may result in such failure to comply of which Tenant has actual knowledge or as to which Tenant has received notice, and Tenant will promptly and at its expense clean up, fix and/or remove such non-compliance or condition in accordance with the provisions of the applicable Environmental Law and will perform all preventative or remedial work, repairs, construction or other action required by such Environmental Law.

(vi) Tenant will defend, indemnify and hold harmless the Landlord from and against any and all liabilities, losses, damages, fines, penalties, claims, settlements, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, including but not limited to legal fees and disbursements (a) arising out of, based upon, result from or in any way related to any environmental Law affecting the demised premises or

(b) suffered or incurred by the Landlord reason of or in connection with any breach of any warranty or covenant in this Lease with respect to any Environmental Law.

C. LANDLORD’S REMEDIES

(i) In the event that the Landlord reasonably believes that there exists, on or affecting the demised premises, any noncompliance with any Environmental Law or any fact or condition which, if not remedied, may result in such non-compliance, Landlord may conduct or cause to be conducted or require the Tenant to conduct or cause to be conducted any inspections, tests and/or studies, including but not limited to an environmental audit and risk assessment prepared by an independent engineering firm or other environmental audit manger, which Landlord, in its sole discretion, may deem necessary or appropriate to assure itself with respect to such compliance or condition. The costs and expenses of all such assurances shall be paid by the Tenant, and the Landlord, in its sole discretion, may charge and collect such costs and expenses as additional rent under this Lease.

(ii) In the event that Tenant breaches any of the warranties and covenants with respect to Environmental Law set forth hereinabove and fails to promptly remedy such breach. Landlord may, at its option, and in addition to all other remedies available to it under this lease and under the law, take any and all actions as Landlord in its sole discretion may deem necessary or appropriate to remedy such breach and to assure compliance with any and all Environmental Laws. The Landlord shall recover from the Tenant the costs of all such actions.

D. SURVIVAL:

The provisions of this Article shall survive the termination of this lease.

57. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage and trash shall be placed in separate receptacles reasonably approved by Landlord. Such separate receptacles may at the Landlord’s option be removed from the demised premises in accordance with a collection schedule prescribed by law. Landlord reserves the right to refuse to collect or accept from Tenant any waste products, garbage, refuse or trash which is not separated and sorted as required by law and to require Tenant to arrange for such collection, at Tenant’s sole cost and expense utilizing a contractor satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, penalties or damages which may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this article, and, at Tenant’s sole cost and expense, shall indemnify, defend and hold Landlord harmless (including legal fees and expenses) from and against any action, claims and suits arising from such non-compliance, utilizing counsel reasonably satisfactory to Landlord.

58. Landlord and Tenant acknowledge that it is the responsibility of Landlord to generate sufficient heating so that the demised premises, during normal business hours, would under normal circumstances have a minimum temperature set forth by New York City Law. However, Landlord and Tenant further acknowledge that by virtue of the manner of Tenants usage of the premises, specifically Tenants opening and closing of freight doors on ground floors and/or hallway doors on upper floors during course of the business day, it may be impossible to maintain the average minimum temperature required. If the average minimum temperature in the building satisfies the requirements set forth by the New York City Law, the Tenant acknowledges sufficient heat has been provided by the Landlord and additional requirements for heat by Tenant would be at Tenant’s sole cost and expense.

59. AIR CONDITIONING

Tenant shall be permitted the use of and to operate the air conditioning equipment serving the demised premises (the “Air Conditioning Unit”), which Landlord agrees to deliver to Tenant in good working order. Tenant acknowledges and agrees that the Air Conditioning Unit is Landlord’s property; however, Tenant shall at all times during the term of this lease nevertheless at its own expense, keep, maintain, and repair, restore and replace the Air Conditioning Unit and all of the ducts, dampers, registers, grilles and appurtenances utilized in connection therewith; and, in addition, Tenant shall at all times during the term hereof contract for and maintain regular service of said Air Conditioning Unit and related equipment with a recognized maintenance company and shall forward to Landlord duplicate executed original copies of such contract and all renewals and modifications thereof. Said contract shall include the thorough overhauling of the system at least once a year and shall be kept in full force and effect during the term of this Lease by Tenant. If Tenant fails to make such repairs, restoration or replacements to, and maintain, such Air Conditioning Unit and related equipment; or if Tenant fails to obtain or keep the aforesaid service contract in force and effect, the same may be made, performed, obtained or maintained by Landlord at the expense of Tenant and such expense shall be collectible as additional rent and shall be paid by Tenant within 15 days after rendition of a bill therefor. Any restoration or replacement of all or any part of the Air Conditioning Unit and related equipment shall be in quality and class equal to the original work of installations. It is further understood that said unit has a one (1) year warranty from the date of installation and thereafter, Tenant shall be responsible, at its own expense, to obtain and secure all necessary annual permits and fees related to said air conditioning equipment.

60. The words Owner, Landlord and Lessor have been used interchangeably in this lease and shall be deemed to have the same meaning. The words Tenant and Lessee have also been used interchangeably in this lease and shall also be deemed to have the same meaning.

61. Tenant represents and warrants that it has dealt with no broker except NEWMARK & COMPANY REAL ESTATE, INC, and CB RICHARD ELLIS (the “Brokers”) in connection with the execution of this Lease or the showing of the demised premises and agrees to hold and save Landlord harmless from and against any and all liabilities from any claims of any broker (including, without limitation, the cost of counsel fees in connection with the defense of any such claims) except the Broker. As a result of Tenants’ acts, Newmark & Co. similarly warrants that it has dealt with no other brokers with respect to this transaction.

62. The Tenant covenants and agrees, in a manner reasonably satisfactory to the Landlord and under the supervision of the Landlord or its agent, to install all its machinery on suitable foundation so as to absorb or prevent any objectionable vibration or noise; and also to install suitable skids under any and all machinery requiring same in order to evenly distribute the weight of same. Upon the failure of the Tenant to properly install its machinery in accordance with the provisions of this clause, the Landlord may, ten (10) days after notice in writing to the Tenant to that effect and upon failure of the Tenant, to make proper installation within such ten day period, make such proper installation and charge the cost thereof to the Tenant, such charge to be considered to be and be collectible as additional rent.

63. Tenant agrees to accept demised premises in its “as is” condition. Tenant understands and agrees that no materials whatever are to be furnished by Landlord and no work whatever is to be performed by Landlord in connection with the demised premises or any part thereof, except for the workletter attached hereto and made a part hereto.

64. Notwithstanding anything to the contrary hereinabove contained, so long as Tenant shall have duly kept and performed all of the terms, conditions, covenants, provisions and agreements to be kept and performed by Tenant under this Lease, Tenant shall be permitted to occupy the demised premises solely for the period commencing April 1, 2005 to and including September 30, 2005 at a monthly rate of $ 4,312.50 but Tenant shall be subject to all other terms and conditions of this Lease, including, but not limited to, the obligation to pay any and all electric current charges, water/sprinkler charges, lobby attendant charges and any other items of additional rent as provided for in the Lease during such period.

65. Tenant covenants and agrees to pay as additional rent on the first day of each month during the term of this lease 4.25% of the cost of supplying Lobby Attendant service in the building, which cost shall at no time exceed $200.00 per month.

66. ADDENDUM TO ARTICLE 18 (LANDLORD’S REMEDIES):

    If Tenant shall issue a check to Landlord which is returnable for any reason, Tenant shall pay LANDLORD an additional charge of $25.00 for Landlord’s expense in connection therewith. If Tenant shall be late in making any payment due under this Lease more than three (3) times in any Lease Year, Landlord shall be entitled to demand, from Tenant and Tenant agrees to tender to Landlord additional security in the amount of one month’s current Minimum Rent to held in accordance with the terms of Article 32 hereof.

67. LATE PAYMENT CLAUSE

    It is agreed that the rental under this Lease is due and payable in equal monthly installments in advance on the first day of each month during the entire Lease term. In the event that any monthly installment of rent, or any other payment required to be made by the Tenant under this Lease shall be overdue, a late charge of $.02 for each dollar so overdue may be charged by the Landlord for each month, or fraction of each month, from its due date until paid, for the purpose of defraying the expenses incurred in handling the delinquent payments. No late charges shall be applied until five (5) days after the due date.

68. In the event the Tenant decides to do any alterations in the demised premises including but not limited to walls, ceilings, enclosed offices, central air-conditioning system, Tenant must retain, at its own expense, the services of a licensed architect or professional engineer to prepare a complete scale drawing which shall indicate the construction plan, mechanical plans showing central air-conditioning, sprinkler work, if any, as well as plumbing and electrical plans. Tenant must comply with all New York City building regulations including but not limited to Local Law 58 (the handicapped law) and Local Law 16 (fire safety features such as audible devices, strobes, smoke detectors, etc.) Fire safety features must be designed to connect with the buildings fire command system and actual tie-ins to the system will be by the buildings fire safety contractor. Tenant shall submit to the Landlord for review by Landlord’s architect, the completed plans in final form ready for filing with the New York City Building Department including all forms and applications signed and sealed by the Tenant’s architect or engineer. Upon approval by the Landlord, the Tenant through their architect or engineer must file an Alteration Application Type II with the building department, secure an approval and obtain a building permit. If a central air-conditioning system is installed by the Tenant, Tenant must secure an Equipment Use Permit for such unit and Tenant shall be responsible for the maintenance of the air-conditioning equipment and pay all fees associated with such unit. Failure of Tenant to abide by all of the above and as a result should Landlord receive any violations, Tenant shall cure same at its expense and reimburse Landlord for any penalties, fines and other related costs to cure.

Tenant can refer to Landlord’s architect for use of the Asbestos Certificate ACP-5 associated with Landlord’s building alteration Application #101981731.

69. Emergency and Security Procedures

    Tenant shall abide and shall cause its employees, independent contractors, agents, directors, officers, guests and invitees to abide by all rules, regulations and procedures required by Landlord with respect to the Building and the demised premises, including but not limited to, evacuation, fire safety, and security rules and procedures. Tenant hereby agrees to indemnify and hold the Landlord and its agents harmless from and against any and all losses arising from a breach of the foregoing provision. Should Tenant desire to implement its own fire safety or evacuation procedures above and beyond those required by Landlord, Tenant must first obtain Landlord’s prior written consent in each instance and shall indemnify and hold the Landlord harmless from and against, any losses arising from such procedures, unless any such loss is due to Landlord’s sole negligence or willful misconduct.

70. Notwithstanding anything to the contrary contained herein, Tenant shall have Twenty-Four (24) hour, Seven (7) day access to the demised premises and the use of a passenger elevator at all times unless in the event of an emergency or other circumstance which does not allow Tenant access.

71. It is understood that Tenant’s initial move into the building shall be at no additional cost to Tenant for elevator services provided such move takes place within normal business hours.

72. Provided Tenant has deposited the security with the Landlord in full as provided for in Article #32 hereof and has paid all rent and additional rent when due under the provisions of this Lease and not later then the 10th day of any month, and has not been in default, material or otherwise, whether or not cured, and has not caused the Landlord to take a legal action for non-payment of rent, then Landlord shall return $8,911.14 of the security on or about September 1, 2007 in the form of a rent credit leaving a balance of $26,733.42 on deposit with the Landlord as security.

73. It is understood that Landlord is providing Tenant with an existing phone system already installed in the demised premises. The phone system is and shall remain the property of the Landlord for which the Tenant has full use during the term hereof and for which Tenant shall maintain and keep in good repair at its own cost and expense. Upon termination of this Lease and Tenant’s vacating the premises, the phone system shall remain intact in the premises.

74. OPTION TO RENEW

    A. So long as Tenant shall be occupying the demised premises, Tenant shall have the privilege of extending the term of the lease for one additional period of Five (5) years, such option to be exercised by Tenant giving no less than six (6) months prior written notice thereof to Landlord by registered mail, certified mail, personal delivery or over-night delivery, thereby which date shall be no later than November 30, 2009. Upon the due and timely giving of such written notice, the term of the lease shall be deemed extended for a term commencing June 1, 2010 and expiring as of May 31, 2015 (hereinafter referred to as “Extended Term upon all of the same covenants, agreements, terms, provisions and conditions contained in the lease except that the annual rental rate for the Extended Term shall be as hereinafter provided payable in the manner and at the time provided in the Lease. In the event Tenant does not duly and timely give the aforesaid written notice as herein before provided the option of Tenant to renew shall have been deemed waived, null and void and of no further force nor effect. Notwithstanding anything hereinbefore contained to the contrary it is specifically understood and agreed that Tenant shall not have the privilege to exercise the aforesaid option of extending the term of the lease if Tenant is in default beyond the applicable notice and cure period, if any, under any of the terms, conditions, provisions, agreements or covenants of the lease on the date that Tenant gives notice to exercise such option. Tenant shall have no further right to extend or renew the term of the lease except as specifically provided for herein.

    B. The annual rental rate to be paid by Tenant at the commencement of the Extended Term shall be the average of the annual rent provided for in Article #43 hereof as of 3/1/10 plus 2.5% and the “Annual Fair Market Rental Value” for the demised premises plus another $2.00 per square foot. The Annual Fair Market Rental Value shall be determined as follows: If the parties hereto have not otherwise agreed upon the Annual Fair Market Rental Value prior to two (2) months before the commencement of the Extended Term, either party may notify the other party in writing that it desires arbitration to fix and determine the Annual Fair Market Rental Value of the demised premises for the Extended Term. The notifying party, within said notice, shall specify the name and address of the person designated to act as arbitrator on such party’s behalf; said arbitrator shall be a real estate broker duly licensed in New York State for a period in excess of ten years who shall have been actively engaged in leasing of commercial space in Manhattan for a period of at least the last ten years immediately past. Within ten business days after said notice is given, the other party shall give written notice to the notifying party specifying the name and address of the person designated to as arbitrator on such party’s behalf; said arbitrator shall be a real estate broker duly licensed in New York State for a period in excess of ten years who shall have been actively engaged in leasing commercial space in Manhattan for a period of at least the last ten years immediately past. The arbitrators so chosen shall meet within ten days after the second arbitrator is appointed and within thirty days thereafter shall decide the Annual Fair Market Rental Value.

C. If within said period the arbitrators cannot agree upon their decision, they shall appoint a third arbitrator, within ten days’ after the expiration of said period, who has the same qualifications required as aforesaid for the first and second arbitrators, and if they cannot agree upon said appointment, the third arbitrator shall be appointed upon their application or upon the application of either party, by the American Arbitration Association in the City of New York. The three arbitrators shall meet and determine the Annual Fair Market Rental Value. A decision in which two of the three arbitrators concur shall be binding and conclusive upon the parties. In designating arbitrators and in determining the Annual Fair Market Rental Value, the arbitrators shall act in accordance with the rules then in force of the American Arbitration Association, subject, however, to such limitations as may be placed upon them by the provisions of this agreement.

D. The arbitrators shall make their determination on the basis of the likely and reasonable commercial use of the demised premises and the existence of the then improvements to the demised premises. If the parties hereto have not otherwise agreed in writing upon the Annual Fair Market Rental Value prior to the commencement of the Extended Term, until the Annual Fair Market Rental Value is determined, as hereinabove provided, Tenant covenants and agrees to pay on the first day of each month one- twelfth of the Fixed Minimum Annual Rent with appropriate adjustment with fifteen (15) days after the Annual Fair Market Rental Value is determined by arbitrators.

E. The Annual rent as determined by this Article shall be increased at an annual rate of 2.5%, commencing June 1, 2011 and shall increase each June 1st thereafter during the extended term hereof, at the same 2.5%, compounded. All other terms and conditions of this Lease including but not limited to other escalations and additional rent provisions shall remain in force and effect during the extended term hereof.

F. Landlord shall paint the demised premises in building standard and supply and install new building standard carpet at the commencement of the extended term.

WORKLETTER

In connection with the lease dated January 25, 2005 made between the undersigned

Building: 589 8th Avenue	Premises: Entire 18th Floor

Tenant: Platinum IT Consulting, Inc.

Business: General and Executive Offices

Lease Begins: 3/1/05	Lease Expires: 5/31/10

The ONLY work to be done by Landlord one time at its own expense is as follows:

Landlord to:

1-Deliver all electrical, plumbing and air-conditioning equipment in good working order.
2-Paint Entire premises in building standard.
 3-Clean Carpet.
4-Provide, if needed, bathroom signage per code.
5-Install thermostatic valves on radiators.

Work shall be standard used in building. Delay in progress or completion of the work specified above shall not constitute grounds for any abatement of rent or delay in the payment thereof when due No substitutions or allowances will be made.

TOWER 39 ASSOCIATES LLC

By:

PLATINUM IT CONSULTING, INC.

By:

TENANT INFORMATION FORM

COMPANY NAME:
ADDRESS:
TELEPHONE:
FEDERAL ID#
PRINCIPAL:

EMERGENCY CONTACT
NAME:
HOME ADDRESS:
HOME PHONE:

BILLING ADDRESS (IF OTHER THAN FRONT PAGE)
NAME:
COMPANY:
ADDRESS:

LEGAL NOTICE TO:
NAME:
COMPANY:
ADDRESS:
TELEPHONE:

GUARANTY

In order to induce the aforesaid Landlord to enter into this Lease dated January 25, 2005 between Tower 39 Associates LLC, Landlord and Platinum IT Consulting, Inc., Tenant for the Entire 18th Floor premises at 589 8th Avenue, New York, NY 10018 and for other valuable considerations, the receipt whereof is hereby acknowledged, _____________________ hereby makes the following guarantee and agreement with and in favor of Landlord and its respective legal representations and assigns. The following personal guarantee of, _____________________ is the only provision of the Lease to which the Guarantor is personally liable, unless provided elsewhere in the Lease, as all other provisions, clauses and terms of this lease are binding upon the Tenant.

The undersigned guarantees to Landlord, its successors and assigns, that (s) he shall pay to Landlord all Minimum Rent, Additional Rent and all other charges that has accrued or may accrue under the terms of the Lease (hereinafter referred to as “Accrued Rent”), to the latest date that Tenant and its assigns and sublessee, if any, shall have completely performed all of the following:

    (a) notified the Landlord on no less than ninety (90) days prior written notice of its intent to vacate the premises, and

    (b) Vacated and surrendered the Demised Premises to the Landlord pursuant to the terms of the Lease following the ninety (90) day notification period, and

    (c)  Delivered the keys to the Demised Premises to the Landlord, and

(d) Paid to Landlord all Accrued Rent to and including the date which is the later of (x) the actual receipt by Landlord of said Accrued Rent, (y) the surrender of the Demised Premises, or (z) receipt by Landlord of the keys to the Demised Premises.

Should Tenant vacate without so notifying the Landlord as provided for in paragraph (a), the Guarantor’s obligation herein shall not terminate until ninety (90) days after the date of surrender, provided all rent, accrued up to and including ninety (90) days after the date of surrender, has been paid.

It is agreed that any security deposited under Article 32shall not be computed as a deduction from any amount payable by Tenant or Guarantor under the terms of this Guaranty or the Lease.

This guarantee is absolute and unconditional and is a guarantee of payment and not of collection. The parties hereto waive all notice of non-payment, non-performance, non-observance or proof, or notice, or demand, whereby to charge the undersigned therefore, all of which the undersigned expressly waive and expressly agree that the validity of this Agreement, and the obligation of the Guarantors hereto shall in no wise be terminated, affected or impaired by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the performance of the within Lease. The undersigned further covenants and agrees that this guarantee shall remain and continue in full force and effect, as to any renewal, modification or extension of this Lease and during any period when Tenant is occupying the premises as a “Statutory Tenant”. As further inducement to Landlord to make this Lease and in consideration thereof, Landlord and the undersigned covenant and agree that in any action or proceeding brought by either Landlord or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the term of this Lease or of this guarantee that Landlord and the undersigned shall and do hereby waive trial by jury.

Dated:_____________________
Name
Signature Home Street Address City, State Social Security#